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                                                             EXHIBIT 5.1

                       [Letterhead of Rutan & Tucker, LLP]

                              September 17, 2004

Conectisys Corporation
24730 Avenue Tibbitts, Suite 130
Valencia, California 91355

Ladies and Gentlemen:

         At your request, we have examined the form of registration statement on Form S-8 (the "Registration Statement") to be filed by ConectiSys Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 30,000,000 shares of common stock, no par value, of the Company (the "Shares"), which Shares have been issued to Clifford Mastricola pursuant to an agreement that is attached as an exhibit to the Registration Statement.

         We are familiar with the proceedings taken and proposed to be taken in connection with the issuance and sale of the securities in the manner set forth in the Registration Statement. Subject to completion of the proceedings contemplated in connection with the foregoing matters, we are of the opinion that all of the Shares to be sold pursuant to the Registration Statement have been duly authorized, and are validly issued, fully paid and nonassessable.

        You have informed us that Clifford Mastricola may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the Colorado Business Corporation Act ("CBCA"), including the statutory provisions of the CBCA, all applicable provisions of the Constitution of the State of Colorado and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

        We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.


                             Respectfully submitted,

                             /s/ RUTAN & TUCKER, LLP